UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2004

HEALTHSOUTH Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

One HEALTHSOUTH Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2004, HEALTHSOUTH Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference, announcing that it had entered into (i) a definitive global settlement agreement (the “Settlement Agreement”) with the U.S. Department of Justice—Civil Division (“DOJ”), the Office of Inspector General of the Department of Health and Human Services (“OIG-HHS”), the U.S. Department of Labor (“DOL”), the TRICARE Management Activity (“TRICARE”, and together with the DOJ, OIG-HHS and DOL, the “United States”) and certain other individuals and entities which had filed civil suits against the Company and/or its affiliates (collectively, the “Relators”) and (ii) an administrative settlement agreement with the Centers for Medicare & Medicaid Services (“CMS”) acting on behalf of the United States Department of Health and Human Services (the “Administrative Settlement Agreement”), to resolve issues associated with various Medicare billing practices.

Pursuant to the terms of the Settlement Agreement, the Company will make cash payments to the United States in the aggregate amount of $325 million, plus accrued interest from November 4, 2004 (the “Settlement Amount”). The United States will, in turn, pay the Relators the portion of the Settlement Amount due to the Relators pursuant to the terms of the Settlement Agreement. An initial payment of $75 million (plus interest) was paid to the United States on January 3, 2005, with the balance to be paid quarterly over the next three years. The entire balance of the Settlement Amount, or any portion thereof, may be prepaid by the Company without penalty. The Settlement Agreement provides that in the event the Company fails to pay any amount due under the Settlement Agreement within ten business days of the date upon which such payment is due and does not timely cure such default, the remaining unpaid balance of the Settlement Amount (plus interest from the date of default) will become immediately due and payable.

Subject to the terms and conditions of the Settlement Agreement, including the Company’s full payment of the Settlement Amount, the Settlement Agreement provides for the release of the Company by the United States from any civil or administrative monetary claim the United States had or may have had relating to the Covered Conduct (as defined in the Settlement Agreement). The Covered Conduct includes, but is not limited to, the submission of certain claims for reimbursement for outpatient physical therapy services rendered to Medicare, TRICARE, or DOL beneficiaries; certain claims for reimbursement for various categories of unallowable claims and costs by the Company; and the submission by the Company of claims to Medicare for costs relating to the Company’s allegedly improper accounting practices, as well as the submission by the Company of other unallowable costs included in its Medicare Home Office Cost Statements and in its individual provider cost reports.

Subject to certain exceptions and the terms and conditions of the Settlement Agreement, including the Company’s full payment of the Settlement Amount, the Settlement Agreement provides for the release of the Company by the Relators from any and all claims based upon any transaction or incident occurring prior to December 30,

2004, including all claims that have been or could have been asserted in his or its respective civil action, and from any civil monetary claim the United States had or may have had for the Covered Conduct that is pled in his or its respective civil action.

In addition, in consideration of the Company’s obligations in the Settlement Agreement and the December 2004 Corporate Integrity Agreement (“CIA”) with OIG-HHS that is Attachment F to the Settlement Agreement, and subject the Company’s full payment of the Settlement Amount, the Settlement Agreement provides for the release of the Company by OIG-HHS and OWCP-DFEC, and the agreement by OIG-HHS and OWCP-DFEC to refrain from instituting, directing, or maintaining any administrative action seeking exclusion from Medicare, Medicaid, the FECA Program, the TRICARE Program and other Federal health care programs, as applicable, for the Covered Conduct. The Company entered into the CIA with the OIG-HHS to promote its compliance with the requirements of Medicare, Medicaid and all other Federal health care programs. Under the CIA, the Company is subject to certain compliance requirements and review of certain Medicare reimbursement procedures by an Independent Review Organization. Substantially all of the obligations under the CIA are in effect for a five year period beginning on January 1, 2005, and any failure to comply with its material terms could lead to suspension or exclusion from further participation in Federal health care programs, including Medicare and Medicaid.

Certain claims of the United States are specifically excluded from the scope of the Settlement Agreement, including: (i) any civil, criminal, or administrative liability arising under the Internal Revenue Code; (ii) any criminal liability; (iii) except as explicitly stated in the Settlement Agreement, any administrative liability, including mandatory exclusion from Federal health care programs; (iv) any liability to the United States (or its agencies) for any conduct other than the Covered Conduct; (v) any liability under the Settlement Agreement; (vi) any liability for express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services; (vii) any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct; and (viii) any liability of individuals, including officers and employees of the Company.

The foregoing description of the Settlement Agreement and the CIA is qualified in its entirety by the text of the Settlement Agreement and the CIA, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Subject to certain exceptions and the terms and conditions of the Administrative Settlement Agreement, the Administrative Settlement Agreement provides for the release of the Company by CMS from any obligations related to any cost statements or cost reports which had, or could have been submitted to CMS or its fiscal intermediaries by the Company for cost reporting periods ended on or before December 31, 2003 (the “Covered Cost Reports”). The Administrative Settlement Agreement provides that all Covered Cost Reports be closed and considered final and settled.

Subject to the terms and conditions of the Administrative Settlement Agreement, the Administrative Settlement Agreement also provides for the release of CMS by the Company from (i) any liability in connection with Covered Cost Reports including any pending or future administrative appeals and federal court cases arising from Covered Cost Reports and (ii) making any further payments, credits or remuneration to the Company for any Covered Cost Reports.

The foregoing description of the Administrative Settlement Agreement is qualified in its entirety by the text of the Administrative Settlement Agreement which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ Gregory L. Doody
Name: Gregory L. Doody
Title: Executive Vice President, General Counsel and Secretary

Dated: January 5, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Settlement Agreement, dated as of December 30, 2004, by and among HEALTHSOUTH Corporation, the United States of America, acting through the entities named therein and certain other parties named therein.

10.2	Corporate Integrity Agreement, dated as of December 30, 2004, by and among the Office of Inspector General of the Department of Health and Human Services and HEALTHSOUTH Corporation.

10.3*	Administrative Settlement Agreement, dated as of December 30, 2004, by and among the United States Department of Health and Human Services acting through the Centers for Medicare & Medicaid Services and its officers and agents, including, but not limited to, its fiscal intermediaries, and HEALTHSOUTH Corporation.

99	Press release of HEALTHSOUTH Corporation, dated December 30, 2004.

*	Confidential treatment has been requested for certain portions omitted from this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.